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                             JOINT FILING AGREEMENT


         This Agreement is made as of March 6, 2000 by and among the undersigned stockholders of PairGain Technologies, Inc., a Delaware corporation (the "Company"), with reference to the following facts:

         WHEREAS, the undersigned may be required to file a statement, and amendments thereto, containing the information required by Schedule 13D pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-1 promulgated thereunder, in connection with the execution and delivery of that certain Voting Agreement, dated as of February 22, 2000, by and among the undersigned and ADC Telecommunications, Inc.; and

         WHEREAS, pursuant to Rule 13d-1(k), the undersigned parties desire to satisfy any Schedule 13D filing obligation by a single joint filing.

         NOW, THEREFORE, the undersigned hereby agree that any statement on
Schedule 13D to which this Agreement is attached, and any amendments to such statement, is adopted and filed on behalf of each of them, that all future amendments to such statement will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and that the provisions of Rule 13d-1(k) under the Exchange Act apply to each of them. This Agreement may be terminated, with respect to the obligation to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to the other persons signatory hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ MICHAEL PASCOE                           /s/ ROBERT A. HOFF
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Michael Pascoe                               Robert A. Hoff

/s/ CHARLES S. STRAUCH                       /s/ B. ALLEN LAY
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Charles S. Strauch                           B. Allen Lay

/s/ BENEDICT A. ITRI                         /s/ ROBERT C. HAWK
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Benedict A. Itri                             Robert C. Hawk

/s/ HOWARD S. FLAGG                          /s/ HOWARD G. BUBB
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Howard S. Flagg                              Howard G. Bubb

/s/ ROBERT R. PRICE
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Robert R. Price